As filed with the Securities and Exchange Commission on May 18, 2010.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ACCURIDE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	61-1109077
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

7140 Office Circle

Evansville, Indiana 47715

(812) 962-5000

 (Address of Principal Executive Offices)

Restricted Stock Unit Agreements

(Full title of the plan)

William M. Lasky

Interim President and Chief Executive Officer

Accuride Corporation

7140 Office Circle

Evansville, Indiana 47715

(Name and address of agent for service)

(812) 962-5000

(Telephone number, including area code, of agent for service)

Copies to:

Christopher Lueking, Esq.

Latham & Watkins LLP

233 S. Wacker Drive, Suite 5800

Chicago, Illinois 60606

(312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,829,517 shares	$1.455	$2,661,948	$189.80
(1)

This Registration Statement registers (i) 1,829,517 shares Common Stock, par value $0.01 per share (the “Common Stock”), of Accuride Corporation (the “Company”) for issuance pursuant to individual restricted stock unit agreements to be entered into between the Company and employees of the Company and its subsidiaries (the “Agreements”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Agreements by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)

Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the bid and asked prices for the Common Stock reported on the Over the Counter Bulletin Board on May 14, 2010 ($1.455).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                    Plan Information

Not required to be filed with this Registration Statement.

Item 2.                    Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference

The following documents, filed with the Commission by the Company, are incorporated by reference in this Registration Statement as of their respective dates:

A.    The Company’s Annual Report on Form 10-K filed on March 30, 2010 (File No. 001-32483), for the fiscal year ended December 31, 2009.

B.    All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009.

C.    The description of the Company’s Common Stock contained in the registration statement on Form 8-A (Registration No. 000-53898), filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 26, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.                    Description of Securities

Not required to be filed with this Registration Statement.

Item 5.                    Interests of Named Experts and Counsel

Not applicable.

Item 6.                    Indemnification of Directors and Officers

Accuride Corporation is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company may indemnify and advance expenses, to the fullest extent not prohibited by applicable law, to any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  In addition, the Company has entered into indemnification agreements with each of its directors and officers, which contractually obligate the Company to provide indemnification and advancement of expenses to the fullest extent permitted by law.  Members of the Company’s compensation committee are also indemnified for actions under the Agreements.

Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its certificate of incorporation or an amendment thereto eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation provides that a director of the Corporation shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is prohibited by the Delaware General Corporation Law.

The Company currently has directors’ and officers’ liability insurance policy to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 7.                    Exemption from Registration Claimed

Not applicable.

Item 8.                    Exhibits

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Accuride Corporation. Previously (filed as an exhibit to the Form 8-K filed on March 4, 2010, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Accuride Corporation (filed as an exhibit to the Form 8-K filed on March 4, 2010, and incorporated herein by reference).

4.3

Form of Restricted Stock Unit Agreement to be entered into by Accuride Corporation and employees of Accuride Corporation and its subsidiaries (filed as an exhibit to the Form 10-Q filed on May 17, 2010, and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in the signature page hereto).

Item 9.                    Undertakings

(a)           The undersigned Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, Indiana, on May 18, 2010.

ACCURIDE CORPORATION

By:	/s/ James H. Woodward, Jr.
James H. Woodward, Jr.
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Lasky and James H. Woodward, Jr., or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and reimbursement, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Accuride Corporation and on the dates indicated.

Signatures	Titles	Date

/s/ William M. Lasky	Chairman, Interim President and Chief Executive Officer (Principal Executive Officer)	May 18, 2010
William M. Lasky

/s/ James H. Woodward, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 18, 2010
James H. Woodward, Jr.

/s/ Gregory A. Risch	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 18, 2010
Gregory A. Risch

/s/ Michael Bevacqua	Director	May 18, 2010
Michael Bevacqua

/s/ Keith E. Busse	Director	May 18, 2010
Keith E. Busse

/s/ Benjamin C. Duster IV	Director	May 18, 2010
Benjamin C. Duster IV, Esq.

/s/ Robert J. Kelly	Director	May 18, 2010
Robert J. Kelly

/s/ Stephen S. Ledoux	Director	May 18, 2010
Stephen S. Ledoux

/s/ John W. Risner	Director	May 18, 2010
John W. Risner

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Accuride Corporation. Previously (filed as an exhibit to the Form 8-K filed on March 4, 2010, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Accuride Corporation (filed as an exhibit to the Form 8-K filed on March 4, 2010, and incorporated herein by reference).

4.3

Form of Restricted Stock Unit Agreement to be entered into by Accuride Corporation and employees of Accuride Corporation and its subsidiaries (filed as an exhibit to the Form 10-Q filed on May 17, 2010, and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in the signature page hereto).